Exhibit 10.1

Dover Downs Gaming Management Corporation

October 7, 2013

Daniel E. O’Leary

President

UG Entertainment, LLC

50 Upper Alabama Street

Suite 50

Atlanta, GA 30303

Re:          Amendment No. 5 to the Letter of Intent (“LOI”) dated October 14, 2008 between Dover Downs Gaming Management Corp. and UG Entertainment, LLC

Dear Dan:

As we have discussed, we would like to extend Section 4.1 (Exclusive Dealing) for an additional two years (until October 13, 2015).

If this is acceptable to you, please so indicate by executing the enclosed copy and returning it to me.  Thank you.

DOVER DOWNS GAMING MANAGEMENT CORP.

By:	/s/ Edward J. Sutor
Edward J. Sutor
President

Accepted and Agreed:

UG ENTERTAINMENT, LLC

By:	/s/ Daniel E. O’Leary
Daniel E. O’Leary
President

Date:	10-12-2013

ADERHOLD/O’LEARY, LLC
a Georgia limited liability company

By:	O’Leary, Inc., its managing manager

	By:	/s/ Daniel E. O’Leary
Daniel E. O’Leary, President

Date:	10-12-2013